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                                                                    Exhibit 10.4

       AMENDMENT NO. 1 TO THE ROYAL APPLIANCE MFG. CO. CHANGE IN CONTROL
                           SEVERANCE COMPENSATION PLAN

      This Amendment No. 1 (this "Amendment"), dated as of December 16, 2002, to the Royal Appliance Mfg. Co. Change In Control Severance Compensation Plan (the "Plan").

      WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of December 16, 2002 (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement"), among Techtronic Industries Co., Ltd., a Hong Kong corporation ("Parent"), RAMC Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquiror"), TIC Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), and the Company;

      WHEREAS, the Board of Director of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Merger Agreement), are advisable and are fair to and in the best interests of the Company and its shareholders;

      WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that it is necessary and desirable to amend the Plan;

      WHEREAS, Section 8.2 of the Plan provides that the Company may amend the Plan by resolution adopted by a majority of the members of the Board of Directors of the Company;

      WHEREAS, by resolution adopted on December 9, 2002, the Board of Directors adopted a resolution to amend the Plan in the manner set forth below;

      NOW, THEREFORE, in consideration of the foregoing premises Section 8.1 of the Plan shall be amended to read as follows:

      8.1 Duration: (a) This Plan shall expire on March 31, 2006, unless sooner terminated as provided in Section 8.2 hereof, or unless extended for an additional period or periods by resolution adopted by the Board at any time.

            (b) Upon expiration of this Plan, all rights of Participants will terminate and no Participant will be entitled to any benefit under the Plan as a result of his or her termination of employment subsequent to March 31, 2006, regardless of whether or not a Change in Control has occurred on or prior to March 31, 2006; provided that any Participant who is entitled under Section 4.4 hereof to receive a payment because of his or her termination of employment prior to March 31, 2006 shall continue to be entitled to receive such payment.



                                    --------------------------------------------
                                    Richard G. Vasek, Chief Financial Officer
                                    Royal Appliance Mfg. Co.